BY-LAW NO. 1B


AMENDMENT  TO BY-LAW  3.05

A BY-LAW RELATING GENERALLY TO THE CONDUCT OF THE BUSINESS AND AFFAIRS OF HEALTHCARE CAPITAL CORP. (HEREINAFTER CALLED THE "CORPORATION").

3.05 QUORUM OF SHAREHOLDERS: A quorum of Shareholders is present at a Meeting of Shareholders if not less than 33-1/3% of the issued shares entitled to vote at the Meeting are represented in person or by proxy.

                                  BY-LAW NO. 1A

     A BY-LAW RELATING GENERALLY TO THE CONDUCT OF THE BUSINESS AND AFFAIRS OF ADVENTURE CAPITAL CORPORATION (HEREINAFTER CALLED THE "CORPORATION").

                                     PART I
                                 INTERPRETATION

1.01 In this By-law and all other By-laws of the Corporation, unless the context otherwise specifies or requires:

"ACT" means the Business Corporations Act (Alberta), as from time to time amended, and every statute in substitution thereof;

"ARTICLES" means, as the case may require, the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution and articles of revival of the Corporation, and includes an amendment to any of them;

"BOARD" means the board of Directors, as such board may be constituted from time to time;

"BY-LAW" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

"DIRECTORS" means the directors of the Corporation;

"MEETING OF SHAREHOLDERS" includes an annual or other general meeting of Shareholders and a meeting of any class or classes of Shareholders;

"SHAREHOLDER" means a shareholder of the Corporation;

"CHIEF EXECUTIVE OFFICER" means the President or, if the Corporation does not have a President or if the office of President is vacant, the officer of the Corporation holding the paramount office.

                                     PART 2
                                    DIRECTORS

2.01 BORROWING POWERS OF DIRECTORS: Without limiting the powers of the Directors as set forth in the Act, but subject to the Articles, the Directors may from time to time on behalf of the Corporation, without authorization of the
Shareholders:

(a)      borrow money upon the credit of the Corporation;


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(b)      issue,  reissue,  sell or  pledge  bonds,  debentures,  notes  or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create an interest in or charge on all or any currently owned or subsequently acquired property of the Corporation to secure payment of a debt or performance of any other obligation of the Corporation.

2.02 DELEGATION: Subject to the Articles, the Directors may from time to time, by resolution, delegate to a committee of Directors, a single Director or an officer or officers of the Corporation, all or any of the powers conferred on the Directors by the preceding section of this By-law or by the Act.

2.03 POWER TO ADOPT SEAL AND AUTHORIZE USE: The Directors may, by resolution, adopt a seal for the Corporation, and authorize persons to affix the seal and to attest by their signatures that the seal was duly affixed.

2.04 DIRECTORS' POWER TO ISSUE SHARES: Subject to the Articles, the Directors may, by resolution, issue shares of the Corporation at such time, to such persons and, subject to the Act, for such consideration as the Directors may from time to time determine.

2.05 DIRECTORS' POWER TO MAKE. AMEND OR REPEAL BY-LAWS: Subject to the Articles and the Act, the Directors may, by resolution, make, amend or repeal any By-laws that regulate the business or affairs of the Corporation.

2.06     DIRECTORS' POWER TO APPOINT OFFICERS:  Subject to the Articles:

(a) the Directors may designate the officers of the Corporation, appoint as officers individuals of full capacity who may, but need not, be Directors of the Corporation, specify their duties and, except where delegation is prohibited by the Act, delegate to them powers to manage the business and affairs of the Corporation;

(b)      a Director may be appointed to any office of the Corporation; and

(c) two (2) or more offices of the Corporation may be held by the same person.

2.07     DIRECTORS'  POWER TO FIX  REMUNERATION  OF DIRECTORS  AND OFFICERS:
         Subject to the Articles, the Directors may fix the remuneration of the Directors and of the officers of the Corporation.

2.08 FINANCIAL DISCLOSURE: Subject to the Articles, the Directors shall not be required to place before the annual meeting of Shareholders any information respecting the financial position of the Corporation or the results of its operations except that information required by the Act.


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2.09  REMUNERATION AND EXPENSES:  The Directors shall be paid such  remuneration for their services as the Board may from time to time determine. The Directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing contained herein shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

2.10              DIRECTORS' MEETINGS:

(a)      CONVENING MEETINGS:  Any Director may convene a meeting of Directors.

(b) NOTICE OF MEETING OF DIRECTORS: At least forty-eight (48) hours' notice (inclusive of the day on which the notice is communicated, or deemed to be communicated, and the day of the meeting) shall be given of a meeting of the Directors, and the notice shall specify the place, the day and the hour of the meeting. Except where required by the Act, the notice need not specify the purpose of the meeting or the business to be transacted thereat.

(c) NOTICE OF ADJOURNED MEETING OF DIRECTORS: If a meeting of the Directors is adjourned by one or more adjournments, it is not necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment, if:

                  (i) all of the Directors are present at the time of the announcement; or

                  (ii) those Directors who were not present at the time of the announcement attend the adjourned meeting and participate in the meeting;

but in all other cases, notice of the adjourned meeting shall be given as if it were a new meeting, provided that if the adjournment is for a period of time which makes it impossible or impracticable to give forty-eight (48) hours' notice, the notice shall be deemed to have been properly given if transmitted on the next business day following the adjournment.

(d) MANNER OF TRANSMITTING NOTICES: Notice of a meeting of the Directors, or any other communication required to be made, may be given or made to a Director either:

                  (i)      in writing:

                           (1)      by  first  class  mail,   postage   prepaid,
                                    addressed    to   the    Director   at   the
                                    Director's latest address as shown in the records of the Corporation;

                           (2) by delivery to the Director's latest address as shown in the records of the Corporation and leaving the notice in the custody of an adult person found there, placing it in a mail receptacle at that address


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                                    or  affixing it to a door or placing in some
                                    other place at that address where the notice or communication is likely to be found;

                           (3)      by personally  serving it upon the Director;
                                    or

                           (4) by any electronic device capable of transmitting a printed message directed to the Director at a place where the Director has access to a device capable of receiving the message; or

                  (ii)     verbally,   whether  by  means  of  a  telephone   or
                           otherwise.

         All  notices  or  other  communication  given  or  made in  writing  in
         accordance   with  the   foregoing   shall  be   deemed  to  have  been
         communicated:

         (i) if given or made by mail, at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the Director did not receive the notice or communication at that time, or at all;

         (ii) if delivered or personally served, on the day that it was delivered or served; and

         (iii)    if by electronic device, one (1) hour following transmission.

(e) WAIVER OF NOTICE: Notice of any meeting of Directors or of any committee of Directors or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any Director in writing or by telecopy, telegram, cable or telex addressed to the Corporation or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a Director at any meeting of Directors or of any committee of Directors is a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(f) OMISSION OF NOTICE: The accidental omission to give notice of any meeting of Directors, or of any committee of Directors, or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at such meeting.

(g) PLACE OF MEETINGS OF DIRECTORS: Subject to the Articles, meetings of the Directors may be held at any place in Alberta, or at any place outside of Alberta if all Directors entitled to attend and vote at the meeting either participate in the meeting or consent, verbally or otherwise, to the meeting being held at that place.

(h) CHAIRMAN OF MEETINGS OF DIRECTORS OR COMMITTEE OF DIRECTORS: Unless and until the Directors have elected a Chairman of the Board, the Chief Executive Officer shall act as chairman of all meetings of the Directors but if the Chairman of the Board or the Chief Executive Officer, as the case may be, is absent or refuses to act as chairman, the


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         Directors in  attendance  shall by a vote of the majority of them elect some other Director present at the meeting to act as chairman of the meeting.

(i)      SECRETARY  OF  MEETINGS  OF  DIRECTORS:  The  chairman  of a meeting of
         Directors may appoint a Director to act as secretary of a meeting of Directors, and in the absence of such appointment, the chairman of the meeting shall also act as secretary of the meeting.

(j) QUORUM OF DIRECTORS: Subject to the Articles, a majority of Directors shall constitute a quorum at any meeting of Directors.

(k) PARTICIPATION BY TELEPHONE: A Director may participate in a meeting of Directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

(l) RESOLUTION BY MAJORITY: Subject to the Articles, every resolution submitted to a meeting of Directors shall be decided by a vote of a majority of the Directors participating in the meeting, and the declaration of the chairman of the meeting on the result of the vote shall be final. In case of an equality of votes, the chairman of the meeting shall not have a casting vote.

2.11 MEETINGS OF COMMITTEES OF DIRECTORS: The provisions of Section 2.10 of this By-law shall apply equally to meetings of committees of Directors, but when applying those provisions to a meeting of a committee of Directors, the phrase "meeting of Directors" shall mean "meeting of a committee of Directors" and the word "Director" shall mean "member of a committee of Directors".

2.12 WRITTEN RESOLUTION IN LIEU OF MEETING: Subject to the Articles, a resolution in writing signed by all the Directors entitled to vote on that resolution at a meeting of Directors or committee of Directors is as valid as if it had been passed at a meeting of Directors or a committee of Directors. A resolution in writing may be signed in any number of counterparts which together shall be construed as a single instrument. A resolution in writing shall take effect on the date when it is expressed to be effective notwithstanding that the effective date is before or after the date on which it was signed by the Directors or any of them. A resolution in writing transmitted by telegraph, telex or other device capable of transmitting a printed message and purporting to be sent by a Director shall be valid as a counterpart of a resolution in writing of the Directors or committee of Directors.

                                     PART 3
                           SHAREHOLDERS' MEETINGS

3.01 CHAIRMAN OF MEETING OF SHAREHOLDERS: The Chairman of the Board, or failing him the President of the Corporation, shall act as chairman at all Meetings of Shareholders. If the Chairman of the Board and the President are both absent or refuse to act as chairman of the meeting, the Shareholders in attendance shall elect some other person in attendance at the meeting, who need not be a Shareholder, to act as chairman of the meeting.


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3.02  PLACE OF  SHAREHOLDERS'  MEETINGS:  Subject  to the  Articles  and the
provisions of the Act permitting a Meeting of Shareholders to be held outside of Alberta, a Meeting of Shareholders shall be held at the place in Alberta determined by the Directors.

3.03 PARTICIPATION IN MEETING BY TELEPHONE: A Shareholder or any other person entitled to attend a Meeting of Shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a person participating in such a meeting by those means is deemed for the purposes of the Act to be present at the meeting.

3.04 NOTICE OF ADJOURNED MEETING: If a Meeting of Shareholders is adjourned by one or more adjournments for an aggregate of less than thirty (30) days, it is not necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment.

3.05 QUORUM OF SHAREHOLDERS: A quorum of Shareholders is present at a Meeting of Shareholders, if two persons present and representing in person or by proxy not less than 10% of the issued shares entitled to vote at a meeting.

3.06 LOSS OF QUORUM DURING MEETING: If a quorum is present at the opening of a Meeting of Shareholders, the Shareholders present may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting.

3.07 VOTING JOINTLY HELD SHARES: If two (2) or more persons hold shares of the Corporation jointly, one of those holders present at a Meeting of Shareholders may, in the absence of the others, vote the shares, but if two (2) or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

3.08 VOTING: Voting at a Meeting of Shareholders shall be by show of hands except when a vote by ballot is demanded by a Shareholder or a proxyholder entitled to vote at the meeting. If a vote by ballot is demanded at a meeting in which a Shareholder, or other person entitled to attend and vote at the meeting, is participating by telephone or other communication facilities, such Shareholder or other person may verbally appoint some person present at the meeting to cast a ballot on his behalf and a ballot so cast shall be valid as if it were personally cast by the Shareholder or other person so participating.

3.09 WRITTEN RESOLUTION IN LIEU OF MEETING: Subject to the Articles, a resolution in writing signed by all the Shareholders entitled to vote on that resolution at a Meeting of Shareholders is as valid as if it had been passed at a Meeting of Shareholders. A resolution in writing may be signed in any number of counterparts which together shall be construed as a single instrument. A resolution in writing shall take effect on the date when it is expressed to be effective notwithstanding that the effective date is before or after the date on which it was signed by the Shareholders or any of them. A resolution in writing transmitted by telegraph, telex or other device capable of transmitting a printed message and purporting to be sent by a Shareholder shall be valid as a counterpart of a resolution in writing of the Shareholders.


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                                     PART 4
                                 LIEN ON SHARES

4.01 If the Articles provide that the Corporation has a lien on shares registered in the name of a Shareholder or his legal representative for a debt of that Shareholder to the Corporation, such lien may be enforced, subject to the Act and to any other provision of the Articles, by the sale of shares thereby affected or by any other action, suit, remedy or proceedings authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

                                     PART 5
                     VOTING RIGHTS IN OTHER BODIES CORPORATE

5.01 The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the person signing or arranging for them. In addition, the Board may direct the manner in which, and the person or persons by whom, any particular voting rights or class of voting rights may or shall be exercised.

                                     PART 6
                          SHARES AND SHARE CERTIFICATES

6.01 ALLOTMENT: Subject to the Articles, the Board may from time to time allot, or grant options to purchase, and issue the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until the consideration for the share is fully paid as provided for in the Act.

6.02 COMMISSIONS: The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for shares of the Corporation.

6.03 NON-RECOGNITION OF TRUSTS: Subject to the provisions of the Act, the Corporation may treat the person in whose name a share is registered in the securities register as the absolute owner of the share as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

6.04 SHARE CERTIFICATES: Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a
non-transferable   written  acknowledgment  of  his  right  to  obtain  a  share certificate, stating the name of the person to whom the certificate or acknowledgment was issued, and the number and class or series of shares held by him as


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shown on the securities  register.  Share certificates and acknowledgements of a
Shareholder's right to a share certificate, shall, subject to the Act, be in such form as the Board shall from time to time approve. Any share certificate shall be signed by any number of signing officers as the Board may determine and need not be under the corporate seal, provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer
agent  and/or   registrar  has  been   appointed   shall  not  be  valid  unless
countersigned by or on behalf of such transfer agent and/or registrar. The signature of a sole signing officer or two signing officers, as the case may be, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

6.05 REPLACEMENT OF SHARE CERTIFICATE: The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such fee not exceeding such amount as may be allowed by the Act, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

6.06 JOINT SHAREHOLDERS: If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

6.07 FRACTIONAL SHARE: The Corporation may issue a certificate for a fractional share or may issue in its place, as may be determined by the Board, scrip certificates in a form that entitles the holder to receive a certificate for a full share by exchanging scrip certificates aggregating a full share. The Directors may attach conditions to any scrip certificates, including that the scrip certificates become void if they are not exchanged for a share certificate representing a full share by a specified date, and that any shares for which those scrip certificates are exchangeable may, notwithstanding any pre-emptive right, be issued by the Corporation to any person and the proceeds of those shares distributed rateably to the holders of the scrip certificates.

6.08 TRANSFER AND TRANSMISSION OF SHARES: Shares of the Corporation may be transferred in the form of a transfer of endorsement endorsed on the certificates issued for the shares of the Corporation or in any form of transfer which may be approved by the Board.

6.09 REGISTRATION OF TRANSFER: Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate


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representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board.

6.10 RIGHTS OF REPRESENTATIVES: The Corporation may treat a person as a registered Shareholder entitled to exercise all rights of the Shareholder he represents if that person produces to the Board such evidence as may be reasonably required that he is the executor, administrator, heir or legal representative of the heirs of the estate of a deceased Shareholder, or a guardian, committee or trustee representing a registered Shareholder.

6.11 NO DUTY TO THIRD PERSON: The Corporation is not required to enquire into the existence of, or see to the performance or observance of, any duty owed to a third person by a registered holder of any of its shares, or by anyone whom it treats, subject to the Act, as the owner or registered holder of its shares.

6.12 TRANSFER AGENTS AND REGISTRARS: The Board may from time to time appoint one or more trust companies registered under the Trust Companies Act (Alberta) as its agent or agents to maintain the central securities register or registers, and an agent or agents to maintain branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be appointed both registrar and transfer agent.
The Board may at any time terminate any such appointment.

                                     PART 7
                      INFORMATION AVAILABLE TO SHAREHOLDERS

7.01 AVAILABLE INFORMATION: Except as provided by the Act, no Shareholder shall be entitled to obtain information respecting any details or conduct of the Corporation's business which in the opinion of the Directors would not be in the interest of the Corporation to communicate to the public.

7.02 INSPECTION OF INFORMATION: The Directors may from time to time, subject to those rights conferred by the Act, determine whether, to what extent, at what time and place and under what conditions or regulations the documents, books, registers and accounting records of the Corporation or any of them shall be open to the inspection of Shareholders, and no Shareholder shall have any right to inspect any document, book, register or accounting record of the Corporation except as conferred by statute or authorized by the Board or by a resolution of the Shareholders.


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                                     PART 8
          INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE CORPORATION

8.01 In all circumstances permitted by the Act, the Corporation shall indemnify a Director or officer of the Corporation, a former Director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or a creditor, and his heirs and legal representatives, from and against:

(a) all costs, charges and expenses, including an amount to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or officer of the Corporation or such body corporate; and

(b) all other costs, charges and expenses reasonably incurred in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or officer of the Corporation or such body corporate.

         Enacted by resolution of the Board of Directors passed at a meeting of the Directors of the Corporation held at Calgary, Alberta on the 25th day of January, 1994.



                                            President



                                            Secretary

         Confirmed by the shareholders in accordance with the Act the 25th day of January, 1994.



Michael G. Thomson                          Craig R. Thomson



Murray T.A. Campbell                        Bruce Ramsay



William DeJong


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